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                                                                    EXHIBIT 99.3

                    LIQUIDATION AND INDEMNIFICATION AGREEMENT


                                      Among

                          CLASSIC VACATION GROUP, INC.

                       THAYER EQUITY INVESTORS III, L.P.,

                                  EXPEDIA, INC.

                                       and

                               DEBBIE A. LUNDQUIST


                          Dated as of January 22, 2002



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                                Table of Contents

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                                                                                Page
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                                   ARTICLE I

                        LIQUIDATION AND INDEMNIFICATION

SECTION 1.01 Liquidation .......................................................   2

SECTION 1.02 Assistance of Lundquist ...........................................   2

SECTION 1.03 Indemnification of Lundquist and Expedia ..........................   2

                                   ARTICLE II

                               GENERAL PROVISIONS

SECTION 2.01 Notices ...........................................................   3

SECTION 2.02 Public Announcements ..............................................   4

SECTION 2.03 Headings ..........................................................   4

SECTION 2.04 Severability ......................................................   4

SECTION 2.05 Entire Agreement ..................................................   4

SECTION 2.06 Assignment ........................................................   4

SECTION 2.07 No Third Party Beneficiaries ......................................   4

SECTION 2.08 Amendment .........................................................   4

SECTION 2.09 Governing Law .....................................................   4

SECTION 2.10 Counterparts ......................................................   5
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     LIQUIDATION AND INDEMNIFICATION AGREEMENT (this "Agreement"), dated as of
                                                      ---------
January 22, 2002, by and among CLASSIC VACATION GROUP, INC., a New York corporation ("Classic"), THAYER EQUITY INVESTORS III, L.P., a Delaware limited
              -------
partnership ("Thayer"), EXPEDIA, INC., a Washington corporation ("Expedia") and
              ------                                              -------
DEBBIE A. LUNDQUIST ("Lundquist").
                      ---------

                              W I T N E S S E T H:

     WHEREAS, contemporaneously with this Agreement, Classic, Expedia and Classic Custom Vacations, a California corporation ("CCV") and a wholly owned
                                                     ---
subsidiary of Classic, are entering into an Asset Purchase Agreement (the "Asset
                                                                           -----
Purchase Agreement"; terms used but not defined herein shall have the meaning
------------------
ascribed to them therein), dated as of the date hereof, pursuant to which Expedia has agreed to acquire certain of the assets, and assume certain of the liabilities, of CCV, all on the terms and subject to the conditions more particularly set forth therein;

     WHEREAS, contemporaneously with this Agreement, Expedia, Classic, GV Investment LLC, a Delaware limited liability company ("GVI") and CVG Investment
                                                       ---
LLC, a Delaware limited liability company ("CVGI") and an Affiliate of Thayer,
                                            ----
are entering into a Note Purchase Agreement (the "Note Purchase Agreement"),
                                                  -----------------------
dated as of the date hereof, pursuant to which Expedia has agreed to acquire (i) from CVGI all of the outstanding 7.5% Convertible Senior Subordinated Notes due December 31, 2006 issued by Classic and all of the 7.5% Exchangeable Senior Subordinated Notes due December 31, 2006 issued by Classic and (ii) from GVI all of the 9% Convertible Subordinated Notes due July 1, 2007 issued by Classic, all on the terms and subject to the conditions more particularly set forth therein;

     WHEREAS, as a condition to and contemporaneously with the Asset Purchase Agreement, Lundquist is entering into an employment agreement with Expedia to be effective upon the consummation of the transactions contemplated thereunder, all on the terms and subject to the conditions more particularly set forth therein; and

     WHEREAS, after the consummation of the transactions contemplated by the Asset Purchase Agreement, (i) Classic shall effect a liquidating distribution to its stockholders in accordance with the Business Corporation Law of the State of New York (the "NYBCL"), (ii) the Purchaser shall use commercially reasonable
               -----
efforts to cause Lundquist to be available to assist Classic with effecting such liquidating distribution, and (iii) each of Classic and Thayer shall indemnify and hold harmless the Purchaser and Lundquist for any losses suffered by either the Purchaser or Lundquist in connection with the winding up of Classic and such liquidating distribution, all on the terms and subject to the conditions more particularly set forth herein.

                                       1

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     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I

                         LIQUIDATION AND INDEMNIFICATION

     SECTION 1.01 Liquidation. As soon as practicable following the consummation
                  -----------
of the transactions contemplated by the Asset Purchase Agreement, Classic shall effect a liquidating distribution to its stockholders in accordance with the NYBCL (the "Liquidating Distribution"). Such Liquidating Distribution shall be
            ------------------------
made only after payment of all amounts owed to any creditors of Classic and shall be made net of any federal, state or local Taxes payable by Classic, the Company or any Consolidated Corporation for all Tax periods (or portions thereof) ending at the close of business on the day of such Liquidating Distribution.

     SECTION 1.02 Assistance of Lundquist. Expedia shall use commercially
                  -----------------------
reasonable efforts to cause Lundquist to be available to assist Classic with effecting such Liquidating Distribution, provided, however, that such assistance
                                         --------  -------
shall comprise not more than five (5) hours per week or twenty (20) hours per month.

     SECTION 1.03 Indemnification of Lundquist and Expedia. (a) Each of
                  ----------------------------------------
Lundquist and Expedia, their Affiliates and their successors and assigns, and the officers, directors, employees and agents of Lundquist, Expedia, their Affiliates and their successors and assigns (each an "Indemnified Party") shall
                                                      -----------------
be indemnified and held harmless by Classic and Thayer (each an "Indemnifying
                                                                 ------------
Party"), jointly and severally, for any and all Liabilities, losses, damages,
-----
claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' fees and expenses) actually suffered or incurred by such Indemnified Party, except to the extent resulting from the Indemnified Party's willful misconduct or gross negligence (hereinafter a "Loss"), arising out of or resulting from (i) the Liquidating
                ----
Distribution, (ii) any payments to, or the failure to pay, any creditors of Classic, or (iii) the winding up of Classic. To the extent that an Indemnifying Party's undertakings set forth in this Section 1.03 may be unenforceable, such Indemnifying Party shall contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by any Indemnified Party. Notwithstanding anything to the contrary set forth in this Agreement, (x) Thayer's maximum aggregate obligation to indemnify or contribute to the Losses incurred by the Indemnified Parties shall be limited to (i) a period of eighteen (18) months commencing on the date of the Liquidating Distribution and shall in no event extend beyond December 31, 2003, and (ii) the actual cash amount received by Thayer in respect of the Liquidating Distribution and (y) no Indemnified Party will proceed against Thayer until it has exhausted its remedies against Classic, provided, however, that nothing in
                                            --------  -------
this subclause (y) shall give any Indemnified Party the right to prevent Classic from proceeding to wind-up and effect the Liquidating Distribution, and Classic's indemnification obligations under this Section 1.03 shall terminate and be of no further force and effect at such time as Classic makes such Liquidating Distribution.

     (b) An Indemnified Party shall give the Indemnifying Parties notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and Liabilities of the Indemnifying Parties under this
Section 1.03 with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Section 1.03 ("Third
                                                                       -----
Party Claims") shall be governed by and contingent
------------

                                       2

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upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Parties notice of such Third Party Claim within 30 days of the receipt by the Indemnified Party of such notice; provided, however, that the
                                                 --------  -------
failure to provide such notice shall not release the Indemnifying Parties from any of its obligations under this Section 1.03 except to the extent the Indemnifying Parties are materially prejudiced by such failure and shall not relieve the Indemnifying Parties from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Section 1.03. If the Indemnifying Parties acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Parties shall be entitled to assume and control the defense of such Third Party Claim at their expense and through counsel of their choice if they give notice of their intention to do so to the Indemnified Party within five days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably
                   --------  -------
likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its sole and absolute discretion, for the same counsel to represent both the Indemnified Party and the Indemnifying Parties, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Parties. In the event the Indemnifying Parties exercise the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Parties in such defense and make available to the Indemnifying Parties, at the Indemnifying Parties' expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Parties. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Parties shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Parties' expense, all such witnesses, records, materials and information in the Indemnifying Parties' possession or under the Indemnifying Parties' control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Parties without the prior written consent of the Indemnified Party.

                                   ARTICLE II

                               GENERAL PROVISIONS

     SECTION 2.01 Notices. All notices, requests, claims, demands and other
                  -------
communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 2.01):

     (a) if to Classic, to its address set forth in the Asset Purchase
Agreement.

     (b) if to Expedia or Lundquist, to Expedia's address set forth in the Asset Purchase Agreement.

     (c) if to Thayer, to its address set forth in the Voting Agreement.

                                       3

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     SECTION 2.02 Public Announcements. No party to this Agreement shall make,
                  --------------------
or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party, and the parties shall cooperate as to the timing and contents of any such press release or public announcement, except to the extent required by Law or by rules of Nasdaq or the American Stock Exchange, in which case each party shall agree to use reasonable efforts to consult with the other parties hereto regarding the timing and contents thereof prior to any such release or public announcement or communication.

     SECTION 2.03 Headings. The descriptive headings contained in this Agreement
                  --------
are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 2.04 Severability. If any term or other provision of this Agreement
                  ------------
is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     SECTION 2.05 Entire Agreement. This Agreement constitutes the entire
                  ----------------
agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof.

     SECTION 2.06 Assignment. This Agreement may not be assigned by operation of
                  ----------
law or otherwise without the express written consent of all the parties hereto.

     SECTION 2.07 No Third Party Beneficiaries. This Agreement shall be binding
                  ----------------------------
upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 2.08 Amendment. This Agreement may not be amended or modified
                  ---------
except by an instrument in writing signed by, or on behalf of, all the parties hereto.

     SECTION 2.09 Governing Law. (a) This Agreement shall be governed by and
                  -------------
construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                                       4

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     (b) Each party hereto irrevocably submits to the jurisdiction of any New
York state court or any federal court sitting in the State of New York in any action arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action may be heard and determined in such New York state or federal court. Each party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

     (c) To the extent that any party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each party hereto hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement.

     (d) Each party hereto waives, to the fullest extent permitted by applicable laws, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement. Each party hereto certifies that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications set forth above in this Section.

     SECTION 2.10 Counterparts. This Agreement may be executed in one or more
                  ------------
counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                                       5

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                    CLASSIC VACATION GROUP, INC.

                                    By: /s/ Debbie A. Lundquist
                                        ----------------------------------------
                                        Name:  Debbie A. Lundquist
                                        Title: Executive Vice President and
                                               Chief Financial Officer


                                    THAYER EQUITY INVESTORS III, L.P.

                                    By: TC Equity Partners, L.L.C, its general
                                        partner

                                    By: /s/ Daniel A. Raskas
                                        ----------------------------------------
                                        Name:  Daniel A. Raskas
                                        Title: Managing Director


                                    EXPEDIA, INC.

                                    By: /s/ Gregory S. Stanger
                                        ----------------------------------------
                                        Name:  Gregory S. Stanger
                                        Title: Senior Vice President and Chief
                                               Financial Officer


                                    DEBBIE A. LUNDQUIST

                                    By: /s/ Debbie A. Lundquist
                                        ----------------------------------------

                                       6